U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 12, 2002

Commission File Number 33-31013-A

COMMUNITY NATIONAL BANCORPORATION
a Georgia corporation

(IRS Employer Identification No. 58-1856963)

561 East Washington Avenue - Box 2619
Ashburn, Georgia 31714-2619
(912) 567-9686

Securities Registered Pursuant to Section 12(g)
of the Securities Exchange Act of 1934:

Common Stock, No Par Value

Item 5. Other Events.

Effective June 11, 2002, Registrant elected Theron G. Reed to serve as its President and Chief Executive Officer, succeeding T. Brinson Brock. Mr. Brock had served as President and Chief Executive Officer of Registrant and Community National Bank, a wholly owned subsidiary of Registrant, since June 1998 and will continue in such positions for Community National Bank.

Mr. Reed was a co-founding director of Registrant and served as its first President and Chief Executive Officer. Registrant believes it is in its best interests, as well as those of Community National Bank, to divide the leadership responsibilities of Registrant and Community National Bank, itself a financial institution with over $170 million in assets, between two individuals.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION

By: /S/ Theron G. Reed
Theron G. Reed
President and Chief Executive Officer